UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – January 25, 2008

(Date of earliest event reported)

QUESTAR MARKET RESOURCES, INC.
(Exact name of registrant as specified in charter)

STATE OF UTAH	0-30321	87-0287750
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45601, Salt Lake City, Utah 84145-0601
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-2600

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On January 25, 2008, Questar Exploration and Production, a subsidiary of the Registrant, entered into a definitive purchase agreement (the "Purchase Agreement") with a number of private parties who are unaffiliated with the Registrant to acquire certain natural gas and oil properties in the Midcontinent for an aggregate purchase price of $597 million, subject to customary closing and post-closing adjustments. The acquisition is currently scheduled to close in late February 2008 with an effective date of January 1, 2008. The Registrant expects to accomplish funding through a combination of the Registrant’s available bank credit arrangements and the issuance of long-term notes.

On January 31, 2008, Questar Corporation issued a press release reporting that Questar Exploration and Production Company had entered into agreements with multiple private sellers to acquire two significant natural gas development properties in northwest Louisiana for an aggregate purchase price of $655 million. The acquisition described above is among those referenced in the press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 1.01 by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibits.

Exhibit No.

Exhibit

     99.1

New Release dated January 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR MARKET RESOURCES, INC.

   (Registrant)

January 31, 2008

/s/C. B. Stanley

C. B. Stanley

President and Chief Executive Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

New Release dated January 31, 2008.

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